EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact: David Humphrey	Media Contact: Kathy Fieweger
Title: Vice President – Investor Relations	Phone: 479-719-4358
Phone: 479-785-6200	Email: kfieweger@arcb.com
Email: dhumphrey@arcb.com

ArcBest CorporationSM Increases Its Quarterly Dividend To $0.08/Share

and Extends Its Share Repurchase Program

FORT SMITH, Arkansas, October 22, 2015 – ArcBest CorporationSM (Nasdaq: ARCB) announced an increase in its quarterly cash dividend to eight cents ($0.08) per share.  Previously, ArcBest’s quarterly cash dividend was six cents ($0.06) per share.

The ArcBest board of directors declared a quarterly cash dividend of eight cents ($0.08) per share to holders of record of its Common Stock, $0.01 par value, on November 5, 2015, payable on November 19, 2015.

ArcBest also announced that its board of directors has extended its share repurchase program, making a total of $50.0 million available for purchases of ArcBest’s Common Stock.

About ArcBest

ArcBest CorporationSM (Nasdaq: ARCB) solves complex logistics and transportation challenges. Our companies and brands – ABF FreightSM, ABF LogisticsSM, Panther Premium Logistics®, FleetNet America®, U-Pack® and ArcBest Technologies – apply the skill and the will with every shipment and supply chain solution, household move or vehicle repair. ArcBest finds a way.

For more information, visit arcb.com, abf.com, pantherpremium.com, fleetnetamerica.com and upack.com. ArcBest CorporationSM. The Skill & The WillSM.

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